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                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  CONFIDENTIAL, FOR USE OF THE COMMISSION
     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                      THE UNITED STATES SHOE CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

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                             [U.S. Shoe Letterhead]

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                                                                  March 28, 1995
DEAR SHAREHOLDER:

     Enclosed for your consideration are proxy materials from the Board of Directors in connection with a Special Meeting of U.S. Shoe Shareholders to be held on April 21, 1995. This meeting, which is required under Ohio law, has been called by the Board at the request of Luxottica Acquisition Corp., in connection with Luxottica's $24 per share tender offer for all U.S. Shoe shares.

     The only business that will be conducted at the Special Meeting (except resolution of any procedural matters that may arise) is a vote by shareholders as to whether the Luxottica offer should be allowed to proceed in its present $24 per share form.

     Earlier, we sent you a letter and a Schedule 14D-9 (Amendments Nos. 1 and 2 to that Schedule are also enclosed in this mailing), in which the Directors of U.S. Shoe reported their determination that the Luxottica offer is inadequate and not in the best interests of U.S. Shoe and its shareholders, and unanimously recommended that the Luxottica offer be rejected. For the same reasons, the Board recommends a vote AGAINST Luxottica's proposal to acquire U.S. Shoe at $24 per share.

     REMEMBER -- UNLIKE YOUR BOARD, LUXOTTICA HAS NO FIDUCIARY DUTY TO PROTECT YOUR INTERESTS; ITS SOLE OBLIGATION IS TO ITS OWN SHAREHOLDERS. LUXOTTICA WANTS TO PURCHASE YOUR COMPANY AS CHEAPLY AS POSSIBLE. The goal of your Board of Directors is to maximize value for U.S. Shoe shareholders in the near term. Our recently-announced definitive agreement to sell the Company's footwear business to Nine West for approximately $600 million in cash and warrants demonstrates your Board's commitment to this goal. Our efforts to maximize value are continuing.

     We strongly urge you to vote AGAINST Luxottica's inadequate offer by signing, dating and mailing the enclosed WHITE proxy. Do not return any blue proxy sent to you by Luxottica.

     Thank you for your continuing support.

                                            Sincerely,

                                            BANNUS B. HUDSON
                                            President and Chief Executive
                                            Officer

     YOUR VOTE IS IMPORTANT! PLEASE DISCARD LUXOTTICA'S BLUE PROXY CARD, AND VOTE AGAINST LUXOTTICA'S INADEQUATE OFFER BY SIGNING, DATING AND MAILING U.S. SHOE'S WHITE PROXY CARD.

     If you have any questions or need assistance voting your U.S. Shoe shares, please call our proxy solicitor:

                             D.F. King & Co., Inc.
                           1-800-628-8528 (Toll-Free)